                                                                     EXHIBIT 2.2
                         REGISTRATION RIGHTS AGREEMENT


This Registration Rights Agreement (the "Agreement") is made and entered into as
                                         ---------
of December 30, 1999 by and among SeaChange International, Inc., a Delaware corporation ("Buyer"), Corum Group, Ltd. ("Corum") and the shareholders
              -----
(individually, a "Seller," and collectively, the "Sellers") of Digital Video
                  ------                          -------
Arts, Ltd., a Delaware corporation (the "Company"), as set forth on Schedule A
                                         -------
hereto.


                             W I T N E S S E T H:

         WHEREAS, Buyer, the Company, Corum and the Sellers are parties to a certain Stock Purchase Agreement dated as of the date hereof (the "Purchase
                                                                   --------
Agreement") pursuant to which Buyer has acquired all of the outstanding shares
---------
of capital stock of the Company in exchange for Buyer Common Shares at a closing (the "Closing") on the date hereof (the "Closing Date"); and
      -------                            ------------

         WHEREAS, the execution of this Agreement by the parties hereto is a condition precedent to the obligations of the parties to consummate the transactions contemplated by the Purchase Agreement.

         NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth below, the parties hereto, intending to be legally bound, agree as follows:

         1. CERTAIN DEFINITIONS. As used in this Agreement, the following terms have the meaning ascribed to them:

         "Black-out Period" shall mean with respect to Buyer that period during
          ----------------
which Buyer precludes all its employees from trading stock (currently commencing on the first day of each March, June, September and December of any year and ending two business days after the public announcement (by filing with the Commission or press release) by Buyer of its earnings for its fiscal year or quarter, as the case may be, but in no event later than two days after the time such financial information would be required to be filed by Buyer with the Commission pursuant to federal securities laws).

         "Business Day" means each Monday, Tuesday, Wednesday, Thursday and
          ------------
Friday that is not a day on which banking institutions in New York City are closed.

         "Buyer Common Shares" means the shares of Common Stock, par value $.01
          -------------------
per share, of Buyer issued to the Sellers, Corum and the Escrow Agent (as that term is defined in the Purchase Agreement) pursuant to the Purchase Agreement.

         "Commission" means the U.S. Securities and Exchange Commission, or any
          ----------
other U.S. federal agency at the time administering the Securities Act.

         "Effective Date" means the date the Registration Statement becomes
          --------------
effective.

         "Exchange Act" means the U.S. Securities Exchange Act of 1934, as
          ------------
amended, and the rules and regulations of the Commission promulgated thereunder, as may be in effect from time to time.

         "Material Event" shall mean: (a) the possession by Buyer of material
          --------------
information not ripe for public disclosure, which shall be evidenced by a determination in good faith by the Board of Directors of Buyer that public disclosure of such information at that time would be detrimental to the business and affairs of Buyer and that the Registration Statement would be materially misleading absent the public disclosure of such information; or (b) the determination by the Board of Directors of Buyer that it intends to conduct a primary or combined primary and secondary public offering provided that the officers and directors of the Buyer shall be precluded from selling Common Stock of the Company during the period which constitutes a Material Event under (a) above.

         "Prospectus" means the prospectus included in any Registration
          ----------
Statement, as amended or supplemented by any prospectus supplement (including, without limitation, any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement), and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

         "Registrable Securities" means the Buyer Common Shares issued to and
          ----------------------
received by the Sellers and Corum and issued to the Escrow Agent (as that term is defined in the Purchase Agreement) pursuant to the Purchase Agreement and any securities that may be issued by Buyer or any successor to Buyer from time to time with respect to, in exchange for, or in replacement of such Buyer Common Shares, including, without limitation, securities issued as a stock dividend on or pursuant to a stock split or similar recapitalization of such shares; provided, however, that those shares as to which the following apply shall cease
--------  -------
to be Registrable Securities if: (a) a Registration Statement with respect to the sale of such Registrable Securities shall have become effective under the Securities Act and such Registrable Securities shall have been disposed of under such Registration Statement; (b) such Registrable Securities shall have become transferable, and have been so transferred, in accordance with the resale provisions of Rule 144 or any successor rule or provision, under the Securities Act; (c) such Registrable Securities shall have been transferred in a transaction in which the Seller's or Corum's rights and obligations under this Agreement were not assignable in accordance with this Agreement; (d) such Registrable Securities shall have ceased to be outstanding; or (e) the Registrable Securities have previously been sold in accordance with the terms of this Agreement.

         "Registration Statement" means a registration statement of the Buyer on
          ----------------------
Form S-3 (or any successor form prescribed by the Commission) registering the Registrable Securities under the Securities Act.

         "Securities Act" means the U.S. Securities Act of 1933, as amended, and
          --------------
the rules and regulations of the Commission promulgated thereunder, as may be in effect from time to time.

         2.       REGISTRATION.

         Buyer shall use its reasonable efforts to proceed with and complete the filing of a Registration Statement in respect of the Registrable Securities as provided herein and in doing so shall carry out the following actions:

                  (i) prepare the Registration Statement and use its reasonable efforts to carry out the necessary actions to file the Registration Statement and register the Registrable Securities in compliance therewith;

                  (ii) file the Registration Statement with the Commission prior to three (3) months from the Closing Date, and use its reasonable efforts to cause the Registration Statement to become effective as soon as practicable following the end of the four (4) months from the Closing Date, and to keep such Registration Statement continuously effective until the earlier of (A) the first anniversary of the Closing, or (B) the date on which no Registrable Securities for which the registration has been initiated remain unsold (the "Distribution
                                                                 ------------
         Period");
         ------

                  (iii) prepare and file as expeditiously a possible with the Commission such amendments and supplements to the Registration Statement, and the Prospectus, as may be necessary to keep the Registration Statement effective during the Distribution Period;

                  (iv) furnish to each Seller and to Corum such number of copies of the Registration Statement and the Prospectus (including each preliminary prospectus) and any amendments or supplements thereto as such Seller or Corum may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities;

                  (v) use its reasonable efforts to register or qualify the Registrable Securities under the state securities or "blue sky" laws of such jurisdictions as each Seller or Corum shall reasonably request and to maintain such qualification throughout the Distribution Period, except that Buyer shall not be required for the purpose of such qualification to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or, except as to matters relating to the offer and sale of the Registrable Securities, consent to general service of process in any such jurisdiction;

                  (vi) immediately notify each Seller and Corum (A) of the Effective Date and the date when any post-effective amendment to the Registration Statement becomes effective, (B) of any stop order or notification from the Commission or any other jurisdiction as to the suspension of the effectiveness of the Registration Statement, and (C) of the happening of any event of which Buyer has knowledge that would result in the Prospectus contained in the Registration Statement, as then in effect, including an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

                  (vii) timely file with the Commission all documents required to be filed by Buyer pursuant to subsections 13(a), 13(c), 15(d), and
         Section 14 of the Exchange Act, and otherwise maintain its qualification to file a Registration Statement;

                  (viii) During the period of time set forth in (i) above, to use its best efforts to maintain its quotation on the Nasdaq National Market or listing on a comparable national or regional exchange in order to provide Sellers with a market for their Buyer Common Shares.

         3. SHAREHOLDER OBLIGATIONS. In connection with the filing of the Registration Statement, each Seller and Corum will furnish to Buyer as expeditiously as possible, such documents or information with respect to itself and the proposed sale or distribution of the Registrable Securities, as is reasonably necessary in order to assure compliance with U.S. federal and applicable state securities laws, and as a condition to any proposed sale or distribution of the Registrable Securities deliver to Buyer in writing representation and warranties, including but not limited to, representations and warranties that, in connection with any proposed sale or distribution of Registrable Securities, Seller or Corum, as applicable, has complied and will comply with all requirements under the Securities Act, including applicable prospectus delivery requirements, and that such shares of Registrable Securities have been or will be sold or distributed in accordance with the method of sale set forth in the Registration Statement. Each Seller and Corum shall comply, throughout the Distribution Period, with all United States and state securities laws in the offer and sale of the Registrable Securities.

         4.    DELAYS AND BLACKOUTS.

         (a) The obligations of Buyer with respect to the Registration Statement (as set out in Section 2 hereof) and the rights of the Sellers and Corum to distribute the Registrable Securities pursuant to this Agreement and any Registration Statement, may be suspended by Buyer on the occurrence of a Material Event.

         (b)   In the event of a suspension pursuant to paragraph (a) of this
Section 4, Buyer shall use its best efforts to minimize the length of such suspension, and in any event the aggregate number of days during the Distribution Period during which the obligations of Buyer and/or rights of the Sellers and Corum under Section 4(a) shall be so suspended shall not exceed 60 days in the aggregate.

         (c) Buyer shall promptly give the Sellers and Corum notice of both the beginning and end of any suspension under subsection 4(a). The notice shall not provide any material nonpublic information concerning Buyer but shall only state the existence of a suspension.

         (d) Notwithstanding anything herein to the contrary, any Sellers who are employees or officers of the Buyer shall be subject to the restrictions on sale of Registrable Securities during the Blackout Period pursuant to Buyer's policy on insider trading and shall otherwise be subject to such policy.

         5.    EXPENSES.

         (a) Buyer will pay all Registration Expenses (as defined below) in connection with the registration of Registrable Securities effected by Buyer pursuant to Section 2 hereof. Sellers of Registrable Securities registered pursuant to this Agreement shall pay all Selling Expenses (as defined below) associated with such registration, with each Seller or Corum, as applicable, bearing a pro rata portion of the Selling Expenses based upon the number of Registrable Securities registered by each Seller or Corum, as applicable.

         (b)   The term "Registration Expenses" means all expenses incurred by
                         ---------------------
Buyer in complying with Section 2 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel to Buyer and independent public accountants for Buyer, fees and expenses incurred in connection with complying with state securities or "blue sky" laws, and fees of transfer agents and registrars; provided, however, that Registration
                                            --------  -------
Expenses shall not include the fees and expenses of counsel for the Sellers or Corum. The term "Selling Expenses" means all underwriting discounts and selling
                 ----------------
commissions and stock transfer fees and taxes applicable to the sale of the Registrable Securities.

         6.    SALE OF REGISTRABLE SECURITIES DURING THE DISTRIBUTION PERIOD.

         The parties confirm their intention that the sale or distribution of the Registrable Securities will be carried out in a orderly and cooperative manner. To that end, the Sellers and Corum will periodically advise Buyer of the nature and progress of their efforts to sell or distribute the Registrable Securities including, without limitation, the provision to Buyer of a written monthly report setting out any sales of Registrable Securities.

         7.    INDEMNIFICATION.

         (a) Buyer will indemnify and hold harmless each of the Sellers, and Corum, the officer, directors, partners, agents and employees of the Sellers and Corum and each person, if any, who controls such Seller or Corum within the meaning of the Securities Act, against all losses, claims, damages or liabilities, joint or several (collectively "Claims"), to which they may become
                                             ------
subject under the Securities Act, the Exchange Act or other federal or state law (excepting Claims related to or arising from a breach by such Sellers or Corum of its obligations under Sections 3 or 4), in so far as the Claims (or actions in respect thereof) arise out of or are based on (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or any amendment or supplement thereto, or the omission or alleged omission to state in those documents a material fact required to be stated therein, or necessary to make the statements therein, not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary Prospectus or the Prospectus or any amendment or supplement thereto, or the omission or alleged omission to state in those documents a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (collectively, a "Violation"), and reimburse each such
                                       ---------
Seller, officer, director, partner, agent, employee or controlling person and Corum for any legal or other expenses reasonably incurred by them in connection with investigating or defending any Claims; provided, however, that the
                                            --------  -------
indemnity agreement contained in this Section 7(a) shall not apply to amounts paid in settlement of any such Claims, if such settlement is effected without the consent of Buyer, which consent shall not be unreasonably withheld, conditioned or delayed. This indemnity shall not apply to any Claims that arise out of, or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information provided by any such Seller or Corum in writing specifically for the purposes of filing or maintaining the effectiveness of the Registration Statement.

         (b) Each Seller and Corum will, severally as to himself or itself, as the case may be, indemnify and hold harmless Buyer, each of its officers, directors, partners, agents or employees, each person, if any, who controls Buyer within the meaning of the Securities Act, any underwriter and any other Seller or any of its directors, officers, partners, agents or employees or any person who controls such Seller, and Corum or any of its directors, officers, partners, agents or employees or any person who controls Corum against any Claims to which Buyer or any such director, officer, partner, agent, employee, controlling person or underwriter, or other such Seller or Corum or director, officer, partner, agent, employee or controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such Claims arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Seller or Corum, as applicable, expressly for use in connection with such registration; and each such Seller or Corum, as applicable, will reimburse any reasonable legal or other expenses reasonably incurred by Buyer or any such director, officer, partner, agent, employee, controlling person or underwriter, other Seller, Corum, officer, director, partner, agent, employee or controlling person in connection with investigating or defending any such Claims. Notwithstanding anything contained in this Agreement to the contrary, the indemnity agreement contained in this Section 7(b) shall not apply to amounts paid in settlement of any such Claims if such settlement is effected without the consent of the Seller or Corum, as applicable, which consent shall not be unreasonably withheld, conditioned or delayed; provided further, that the
                                               -------- -------
aggregate liability of each Seller or Corum in connection with any sale of Registrable Securities pursuant to a Registration Statement in which a Violation occurred shall be limited to such Seller"s net proceeds from the sale of Registrable Securities pursuant to such Registration Statement.

         (c) As soon as it becomes aware of the commencement of an action respecting a Claim, the indemnified party shall promptly notify the indemnifying party, although failure to notify shall not relieve the indemnifying party from any liability to indemnify the indemnified party. Following receipt of that notice, the indemnifying party may participate in and, to the extent it wishes and upon giving notice to the indemnified party, assume and undertake the defense of the action using counsel satisfactory to it. In that event, the indemnifying party will not be liable to the indemnified party for any legal expenses subsequently incurred by the indemnified party in connection with the defense of the action, other than reasonable costs of investigation and of liaison with the indemnifying party"s counsel. If the defendants in any action include both the indemnified party and the indemnifying party, and if the indemnified party reasonably concludes that there may be reasonable defenses available to it that are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to be conflicting with the interests of the indemnifying party, the indemnified party shall have the right to select separate counsel and to assume those legal defenses and otherwise to participate in the defense of the action, with the expenses and fees of separate counsel and other expenses related to that participation to be reimbursed by the indemnifying party as incurred.

         (d) If the indemnification provided for above is held by a court of competent jurisdiction to be unavailable, then the indemnifying party, in lieu of such indemnification, shall contribute to the amount paid or payable by the indemnified party in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand the indemnified party on the other hand in connection with the statements or omissions that resulted in the Claims, as well as other equitable considerations; provided, however, that, in
                                                   --------  -------
any such case (i) neither a Seller nor Corum shall be required to contribute any amount in excess of such Seller"s net proceeds and/or value of such Buyer Common Shares, on the date of such sale pursuant to the registration of such shares effected by Buyer under this Agreement, and (ii) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person or entity who is not guilty of such fraudulent misrepresentation. The relative fault of the parties shall be determined by reference to, among other things, whether the alleged untrue statement of a material fact or omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties" relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         (e) The provisions of this Section 7 shall survive the expiration or termination of this Agreement and shall expire at the end of any applicable limitation period.

         8.    RESTRICTIONS ON TRANSFERS OF COMMON SHARES.

         The Sellers and Corum agree and understand that the issuance of the Registrable Securities has not been, and, except as contemplated in this Agreement, the sale or other disposition thereof by the Sellers and Corum will not be, registered under the Securities Act or the securities laws of any state and that such shares may be sold or disposed of only in one or more transactions registered under the Securities Act and, where applicable, such state laws or as to which an exemption from the registration requirements of the Securities Act and, where applicable, such state laws is available. The Sellers and Corum acknowledge that, except as expressly set forth in this Agreement, the Sellers and Corum have no right to require Buyer to cause the registration of any Registrable Securities. The Sellers and Corum understand and agree that each certificate representing any Registrable Securities (each, a "Certificate")
                                                              -----------
shall be subject to stop transfer instructions and shall bear the following legend:

              "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY APPLICABLE STATE OR FOREIGN SECURITIES LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE ACT AND ANY APPLICABLE STATE AND FOREIGN SECURITIES LAWS OR THE AVAILABILITY OF AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS."

         Buyer hereby agrees that it will, upon the request of the Sellers and Corum, eliminate any stop transfer instructions and any restrictive legend on any certificates representing the Registrable Securities if (i) in the opinion of counsel, which counsel and opinion (in form, scope and substance) shall be reasonably satisfactory to Buyer, the Sellers and Corum are entitled to sell or dispose of the Registrable Securities represented by such Certificate without registration or (ii) such shares are being disposed of by the Sellers and Corum under a Registration Statement pursuant to Section 2 herein and in compliance with the Securities Act and applicable state and federal securities laws. Before the Registration Statement is declared effective, Buyer will use reasonable efforts to arrange for its transfer agent to automatically remove the legend and transfer any shares disposed of by the Sellers and Corum under a Registration Statement pursuant to Section 2 herein if a Seller and Corum and its broker provide transfer representation documents reasonably acceptable to its transfer agent.

         9. BINDING ON SUCCESSORS. This Agreement is binding upon and shall inure to the benefit of the respective successors, assigns, transferees or donees of the parties, whether so expressed or not.

         10. NO ASSIGNMENT. Neither a Seller nor Corum may assign this Agreement or any of the rights or obligations hereunder without the express written consent of the Buyer; provided, however, that a Seller nor Corum may assign this Agreement or any of the rights or obligations hereunder without the express written consent of Buyer in connection with the assignment or transfer by such Seller or Corum, as applicable, to a partner, stockholder, member, affiliate or family member of the Seller or Corum, as applicable, or to any trust or limited or general partnership for the benefit of any such family member of the Seller or Corum, as applicable, provided each such transferee or assignee agrees in a written instrument delivered to the Buyer to be bound by the provisions of this Agreement as a Seller or Corum. Each of the Sellers and Corum may assign registration rights in connection with one or more sales or transfers, each to a single purchaser, donee or transferee, of at least 20% of the number of Buyer Common Shares originally held by such Seller or Corum, as applicable, provided that the purchaser agrees to be bound by this Agreement.

         11. NOTICE. All notices, requests, consents or other communications required pursuant to this Agreement shall be in writing and shall be delivered personally, mailed by certified or registered mail (return receipt requested), or sent by facsimile addressed as follows:

                  if to Buyer:

                  SeaChange International, Inc.
                  124 Acton Street, 2nd Floor
                  Maynard, MA 01754
                  Attention:  Vice President, Administration and Finance
                  Facsimile: (508) 897-9590

                  with a copy to:

                  Testa, Hurwitz & Thibeault, LLP
                  125 High Street
                  Boston, MA  02110
                  Attention:  William B. Simmons, Jr., Esq.
                  Facsimile:  (617) 248-7100

                  if to any Seller or to Corum, at the address set forth on Schedule A hereto.
                  ----------

                  with a copy to:

                  Pepper Hamilton LLP
                  3000 Two Logan Square
                  18/th/ and Arch Streets
                  Philadelphia, PA  19103
                  Attention:  Michael H. Friedman, Esq.
                  Facsimile:  (215) 981-4750

         or, to such other address as may be given pursuant to this Section 11.

         12. GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware (irrespective of its choice of law principles).

         13. AMENDMENT. This Agreement may not be amended without the written consent of Buyer and the holders of a majority of the Registrable Securities then outstanding. The failure of a party to enforce any right set forth in this Agreement, or granted at law or in equity, shall in no way be construed to be a waiver of such right, or affect the validity of this Agreement or any part thereof, or the right thereafter to enforce each and every provision of this Agreement.

         14. UNENFORCEABLE PROVISION. If any provision of this Agreement is held to be illegal, invalid, or unenforceable, such provision shall be severed from this Agreement and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement.

         15. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

                          SEACHANGE INTERNATIONAL, INC.


                          By /s/ William L. Fiedler
                             __________________________
                             Name: William L. Fiedler
                             Title:  Chief Financial Officer, Treasurer and
                                   Vice President, Finance and Administration


                          INNOTECH CORPORATION


                          By /s/ Larry  M. Yoshida
                             _______________________
                             Name: Larry M. Yoshida
                             Title:  Chairman and Chief Executive Officer


                          INNO MICRO CORPORATION


                          By  /s/ Yasuo Ryumae
                              ______________________
                              Name:  Yasuo Ryumae
                              Title:  President


                          /s/ George Breen
                          __________________________
                          George E. Breen


                          /s/ Stephen Kraiman
                          __________________________
                          Stephen Kraiman


                          CORUM GROUP, LTD.


                          By  /s/ Allen Dermody
                              ______________________
                              Name:  Allen Dermody
                              Title: General Counsel

                                                                     SCHEDULE A
                                                                     ----------

                          Address of Sellers (including telephone and facsimile
                          -----------------------------------------------------
  Name of Sellers and Corum                         numbers)
  -------------------------                         --------

Innotech Corporation                  2-13-13 Shinyokohama, Kouhoku-Ku
                                      Yokohama-Shi
                                      Kanagawa 222
                                      Japan
                                      Phone:
                                      Facsimile:

Inno Micro Corporation                2-13-13 Shinyokohama, Kouhoku-Ku
                                      Yokohama-Shi
                                      Kanagawa 222
                                      Japan
                                      Phone:
                                      Facsimile:

George E. Breen                       715 Twining Road, Suite 107
                                      Dresher, PA 19025
                                      Phone:
                                      Facsimile: (215) 576-7932

Stephen Kraiman                       715 Twining Road, Suite 107
                                      Dresher, PA 19025
                                      Phone:
                                      Facsimile: (215) 576-7932

Corum Group, Ltd.                     1500 Bellevue Place
                                      10500 Northeast 8/th/ Street
                                      Bellevue, WA 98004-4355
                                      Phone: (425) 455-8281
                                      Facsimile: (425) 451-8951